                                                                    EXHIBIT 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information gives effect to the acquisition of TTI by Sonus using the purchase method of accounting after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical consolidated financial statements and related notes of Sonus and TTI.

    Pursuant to the terms of the merger agreement, a wholly owned subsidiary of Sonus merged into TTI and the stockholders of TTI were entitled to receive up to an aggregate of 15,000,000 shares of Sonus common stock. Of these shares, 9,600,000 were issued to the TTI stockholders on January 18, 2001 and an aggregate of up to 1,200,000 escrowed shares may be released to Sonus in satisfaction of indemnification claims that may be made by Sonus under the merger agreement. The remaining 4,200,000 shares are held in escrow for release to the former TTI stockholders if certain agreed upon specified business expansion and product development performance milestones are achieved by TTI from time to time prior to December 31, 2002.

    Sonus has issued contingent awards of 3,000,000 shares of common stock to certain employees of TTI who became employees of Sonus as a result of the merger under the 2000 Retention Plan. These awards will vest in equal installments on each of October 31, 2002, November 30, 2002, January 31, 2003 and February 28, 2003, if (1) the recipients do not voluntarily terminate employment with TTI or Sonus prior to such vesting dates, and (2) the business expansion and product development escrow release conditions are satisfied in whole or in part. The portion of the total number of shares of Sonus common stock awarded to each employee that will be deemed vested on each vesting date will not exceed the proportion of all of the shares escrowed in the merger subject to the satisfaction of the business expansion and product development escrow release conditions that have been released prior to such vesting date. Generally, any awards forfeited by employees who terminate employment with TTI, other than a termination by Sonus or TTI without cause, prior to the date on which they would otherwise vest, may be reallocated to remaining TTI employees, awarded to replacement hires or returned to Sonus as provided by the terms of this plan. The value of the 3,000,000 shares awarded under the retention plan is being expensed ratably over the approximate two-year vesting period based upon the closing price of Sonus common stock on the date the merger was consummated, as adjusted for the change in the fair value of Sonus common stock on the date the specific escrow release conditions are satisfied.

    The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board (APB) No. 16. Accordingly, the total purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The purchase price has been determined by using the average market value of Sonus common stock for the period from two days before to two days after the announcement of the TTI merger ($41.61 per share) to value the 10,800,000 Sonus common shares deemed to be issued to the TTI shareholders at the closing date, comprised of the 9,600,000 shares issued on January 18, 2001 and the 1,200,000 indemnity escrowed shares, and the fair value of the portion of the 4,200,000 escrow shares earned for accounting purposes, the fair value of liabilities assumed and expenses of the merger. The purchase price which has been used for the unaudited pro forma condensed combined financial information is as follows, in thousands:


Fair market value of shares issued..........................  $498,619
Liabilities assumed.........................................    21,184
Acquisition expenses........................................     6,327
                                                              --------
                                                              $526,130
                                                              ========

    With the assistance of valuation experts, the purchase price has been allocated to the tangible and intangible assets acquired based upon their fair values. Based upon these appraisals, the purchase price allocation is as follows, in thousands:


Tangible assets.............................................  $  6,312
Intangible assets:
  Workforce, developed technology and customer list.........    32,300
  In-process research and development.......................    40,000
  Deferred compensation related to unvested options.........    22,600
  Goodwill..................................................   424,918
                                                              --------
                                                              $526,130
                                                              ========

    To the extent that any of the 4,200,000 escrowed shares are earned for accounting purposes, the purchase price and goodwill will be adjusted by the value of such shares on the date the relevant escrow release condition is satisfied.

    Sonus engaged third-party appraisers to conduct a valuation of the intangible assets and to assist in the determination of useful lives for such assets. Based on the appraisal, $40,000,000 has been allocated to in-process research and development which was expensed in the first quarter of 2001. The amounts allocated to developed technology, customer list, assembled workforce and goodwill is being amortized over their estimated useful lives of 3 years. Deferred compensation was computed based on the value for accounting purposes of the unvested TTI options assumed by Sonus and will be expensed over the remaining vesting period of up to 4 years.

    The valuation of in-process research and development was determined using the income method. Revenue and expense projections for the in-process development project were prepared by the management of Sonus through 2008 and the present value was computed using a discount rate of 22.5%. The in-process project is not expected to reach technological feasibility until the end of 2001, at an estimated cost to complete of approximately $5,000,000. In the event that the project is not completed and technological feasibility is not achieved, there is no alternative future use for the in-process technology. The assumptions used for the valuation of in-process research and development are the responsibility of management and are subject to change.

    The unaudited pro forma condensed combined financial information does not purport to represent what the consolidated results of operations actually will be at the beginning of the periods presented or to project the results of operations for any future period or at a future date. For example, over our next several quarters the sources from which TTI has historically derived revenue are expected to decline significantly as we accelerate our shift in focus to the development and deployment of the INtelligentIP softswitch product. In addition, as a result of TTI's sale of its network testing software product line, revenues related to these products will decline or cease in 2001. The unaudited pro forma financial information does not give effect to any cost savings and other synergies that may result from the merger. Sonus is developing plans for integration of TTI and has not determined if there will be any cost savings.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     HISTORICAL
                                                --------------------    PRO FORMA       PRO FORMA
                                                 SONUS        TTI      ADJUSTMENTS      COMBINED
                                                --------   ---------   -----------      ---------
REVENUES......................................  $ 51,770   $  28,631    $      --       $  80,401
Manufacturing, product and service costs......    27,848      14,381           --          42,229
                                                --------   ---------    ---------       ---------
GROSS PROFIT..................................    23,922      14,250           --          38,172

OPERATING EXPENSES:
  Research and development....................    26,430      14,735           --          41,165
  Sales and marketing.........................    21,569       5,090           --          26,659
  General and administrative..................     5,477       3,586           --           9,063
  Amortization of intangibles.................        --          --      148,354(A)      148,354
  Stock-based compensation....................    26,729       1,947       50,489(B)       79,165
                                                --------   ---------    ---------       ---------
      Total operating expenses................    80,205      25,358      198,843         304,406
                                                --------   ---------    ---------       ---------
LOSS FROM OPERATIONS..........................   (56,283)    (11,108)    (198,843)       (266,234)
Other income (expense), net...................     6,245        (346)          --           5,899
                                                --------   ---------    ---------       ---------
NET LOSS......................................  $(50,038)  $ (11,454)   $(198,843)      $(260,335)
                                                ========   =========    =========       =========
NET LOSS PER SHARE:
  Basic and diluted...........................  $  (0.52)  $   (0.11)                   $   (2.44)
                                                ========   =========                    =========
  Pro forma basic and diluted.................  $  (0.37)  $   (0.11)                   $   (1.78)
                                                ========   =========                    =========
SHARES USED IN COMPUTING NET LOSS PER SHARE:
  Basic and diluted...........................    95,877     100,000       10,800         106,677
                                                ========   =========    =========       =========
  Pro forma basic and diluted.................   135,057     100,000       10,800         145,857
                                                ========   =========    =========       =========

   SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2001

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   HISTORICAL
                                        ---------------------------------
                                         THREE MONTHS
                                            ENDED         18 DAYS ENDED
                                        MARCH 31, 2001   JANUARY 18, 2001
                                        --------------   ----------------    PRO FORMA       PRO FORMA
                                            SONUS              TTI          ADJUSTMENTS      COMBINED
                                        --------------   ----------------   -----------      ---------
REVENUES..............................     $  41,499         $     335      $       --       $  41,834
Manufacturing, product and service
  costs...............................        18,011               124              --          18,135
                                           ---------         ---------      ----------       ---------
GROSS PROFIT..........................        23,488               211              --          23,699

OPERATING EXPENSES:
  Research and development............        13,919             1,155              --          15,074
  Sales and marketing.................         8,488               152              --           8,640
  General and administrative..........         2,663             2,182          (2,008)(D)       2,837
  Stock-based compensation............        15,423                96           2,419 (B)      17,938
  Amortization of intangibles.........        27,207                --           6,802 (A)      34,009
  In-process research and
    development.......................        40,000                --         (40,000)(C)          --
                                           ---------         ---------      ----------       ---------
      Total operating expenses........       107,700             3,585         (32,787)         78,498
                                           ---------         ---------      ----------       ---------
LOSS FROM OPERATIONS..................       (84,212)           (3,374)         32,787         (54,799)
Other income (expense)................         1,733                 3              --           1,736
                                           ---------         ---------      ----------       ---------
NET LOSS..............................     $ (82,479)        $  (3,371)     $   32,787       $ (53,063)
                                           =========         =========      ==========       =========
PER SHARE INFORMATION:
  Basic and diluted net loss per
    share.............................     $   (0.51)        $   (0.03)                      $   (0.32)
                                           =========         =========                       =========
  Shares used in computation..........       162,091           100,000           2,160         164,251
                                           =========         =========      ==========       =========

   SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

BASIS OF PRESENTATION

    The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 give effect to the acquisition as if the transaction had occurred at the beginning of each period presented.

    Below is a table of the purchase price allocation, which reflects the total purchase price of $526,130,000, consisting of the 10,800,000 shares of Sonus common stock issued on January 18, 2001, composed of the 9,600,000 shares and the 1,200,000 indemnity escrow shares, which have been valued at $450,000,000, the fair value of the portion of the 4,200,000 escrow shares earned for accounting purposes as of March 31, 2001 of $48,619,000, acquisition related fees and expenses of $6,327,000 and assumed liabilities of $21,184,000, in thousands:


Tangible assets acquired....................................  $  6,312
Intangible assets acquired:
  Workforce, developed technology and customer list.........    32,300
  In-process research and development.......................    40,000
  Deferred compensation related to unvested options.........    22,600
  Goodwill..................................................   424,918
                                                              --------
                                                              $526,130
                                                              ========

PRO FORMA ADJUSTMENTS

    Adjustments to record amortization of intangibles in the unaudited pro forma condensed combined statements of operations, in thousands:

                                                                                                             THREE
                                                                                            YEAR ENDED    MONTHS ENDED
                                                                              ESTIMATED    DECEMBER 31,    MARCH 31,
                                                                             USEFUL LIFE       2000           2001
                                                                             -----------   ------------   ------------
       (A)                    Amortization of intangibles:
                              Workforce, developed
                              technology and customer list.................    3 years       $ 10,767       $    539
                              Goodwill.....................................    3 years        137,587          6,263
                                                                                             --------       --------
                                                                                             $148,354       $  6,802
                                                                                             ========       ========

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (CONTINUED)

PRO FORMA ADJUSTMENTS (CONTINUED)

                                                                                                              THREE MONTHS
                                                                                            YEAR ENDED            ENDED
                                                                                           DECEMBER 31,         MARCH 31,
                                                                                               2000               2001
                                                                                         ----------------   -----------------
                                                                                                    (IN THOUSANDS)
       (B)                    Stock based compensation:

                              To record stock-based compensation related to 3,000,000        $ 37,563           $  2,194
                              shares of Sonus common stock awarded under the 2000
                              Retention Plan. These shares vest in equal installments
                              on each of October 31, 2002, November 30, 2002,
                              January 31, 2003 and February 28, 2003, if the
                              recipients maintain employment through each of such
                              dates, and if TTI achieves certain business expansion
                              and product development milestones.

                              To record amortization of deferred compensation related
                              to unvested options.....................................         12,926                225
                                                                                             --------           --------
                              Total...................................................       $ 50,489           $  2,419
                                                                                             ========           ========

       (C)                    To reverse in-process research and development charge...       $     --           $(40,000)
                                                                                             ========           ========

       (D)                    To reverse TTI's acquisition related expenses...........       $     --           $ (2,008)
                                                                                             ========           ========

NET LOSS PER SHARE

   The unaudited basic and diluted net loss per share is based on the weighted average number of Sonus unrestricted common shares outstanding prior to the acquisition plus the 10,800,000 shares of Sonus common stock issued upon the closing of the acquisition. The unaudited pro forma basic and diluted net loss per share reflects the conversion of all outstanding shares of Sonus Series A, B, C and D redeemable convertible preferred stock into an aggregate of 96,957,222 shares of common stock upon the consummation of the Sonus IPO in May 2000, as if such conversion occurred at the date of original issuance. Options outstanding and the shares to be issued under the 2000 Retention Plan have not been included in the computation of the basic and diluted net loss per share for the periods reported because their effect would not be dilutive.